UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3790 Park Central Blvd. North

Pompano Beach, Florida 33064

 (Address of Principal Executive Office) (Zip Code)

(954) 917-4114

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On June 10, 2009, Imperial Industries, Inc. (as guarantor) and its principal subsidiaries Premix-Marbletite Manufacturing Co., DFH, Inc., and Just-Rite Supply, Inc., (collectively the “Company”), and Wachovia Bank, N.A. (the “Lender”), executed a Forbearance and  Amendment Agreement (the “Forbearance Agreement”), to the Company’s Consolidating, Amended and Restated Financing Agreement dated as of January 28, 2000 (the “Line of Credit”).Under the Forbearance Agreement, the Lender agreed to forbear from exercising any of their rights in response to the occurrence of certain events of default(as described in Item 1.03 below) under the Line of Credit, subject to the Company’s compliance with certain requirements set forth in the Forbearance Agreement. The following summary is qualified in its entirety to the Forbearance Agreement which is attached as Exhibit 10.1 hereto.

The Forbearance Agreement which ends on August 31, 2009 modified the Line of Credit principally as follows:

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The grant of a security interest in additional collateral consisting of equipment and certain real property located in Jacksonville and Tampa, Florida.

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The maximum credit available on the Line of Credit, based on eligible accounts receivable and inventory, was reduced from $3,500,000 to $2,500,000 immediately and until June 21, 2009, and thereafter will be reduced $200,000 each week until the maximum credit equals $500,000;

•

The margin applicable to the interest rate under the Line of Credit was increased to, at the Company’s option, either at prime rate plus 5%, or Libor plus 6% (with the Libor base rate to be no less than 1.5%); and

•

The sub-limit for the amount of eligible inventory available for borrowing under the Line of Credit was reduced from $1,750,000 to $1,000,000 until August 1, 2009, then further reduced to $350,000 thereafter.

As of June 10, 2009, the Company had an outstanding balance of approximately $1,924,000 under its Line of Credit. Excess availability under the Line of Credit at June 10, 2009 was $1,220,000, prior to the restrictive loan covenant threshold of $940,000, which was formerly $600,000.

Item 1.03

Bankruptcy or Receivership

On June 11, 2009, the Company’s subsidiary, Just-Rite Supply, Inc. (the “Just-Rite”) entered into an Assignment for the Benefit of Creditors (the “Assignment”) with Michael P. Phelan, Vice President of Michael Moecker and Associates (the “Assignee”). The Assignment was considered an event of default under the Line of Credit, resulting in the execution of the Forbearance Agreement.

The Assignment is attached as Exhibit 10.2 hereto. As of June 11, 2009 the Assignment transferred all assets, subject to any liabilities thereof, of Just-Rite to the Assignee, a non-affiliated party, who will wind down, sell and liquidate the assets of Just-Rite for the benefit of creditors in accordance with the laws of the State of Florida. The Assignment is subject to the jurisdiction of the Seventeenth Judicial Court for Broward County Florida. The Company will no longer operate any of the assets or business of Just-Rite from the date of the Assignment.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit Number	Description
10.1	Forbearance and Amendment Agreement dated June 10, 2009 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc. and Wachovia Bank, N.A
10.2	Assignment for the Benefit of Creditors Agreement dated June 11, 2009 from Just-Rite Supply, Inc. in favor of Michael P. Phelan
99.1	Imperial Industries, Inc. press release dated June 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

By:	/s/ Howard L. Ehler, Jr.
Howard L. Ehler, Jr. Principal Executive Officer/ Chief Operating Officer

Date:  June 11, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Forbearance and Amendment Agreement dated June 10, 2009 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc. and Wachovia Bank, N.A
10.2	Assignment for the Benefit of Creditors Agreement dated June 11, 2009 from Just-Rite Supply, Inc. in favor of Michael P. Phelan
99.1	Imperial Industries, Inc. press release dated June 11, 2009